EXHIBIT 99.1                                            CONTACT: Elaine Chin
                                                                 SBE, Inc.
                                                                 (925) 355-7604
                                                                 ychin@sbei.com


                SBE APPOINTS JOHN D'ERRICO TO BOARD OF DIRECTORS

INDUSTRY VETERAN BRINGS OVER 30 YEARS OF GLOBAL STORAGE AND COMMUNICATIONS EXPERTISE


SAN RAMON, CA - APRIL 28, 2006 - SBE Inc., (NASDAQ: SBEI), a leading provider of high-performance IP-based storage solutions serving a broad spectrum of business critical systems and platforms, today announced the appointment of John D'Errico to its Board of Directors, effective April 24, 2006.

John D'Errico currently provides strategic consulting services to help companies grow and expand their businesses. He is the former Executive Vice President of LSI Logic's Storage Component Business, a business unit providing leading edge, hardware/software solutions for the rapidly expanding storage market, which includes ASIC and standard product SOC components, and host bus adapters. He was responsible for overseeing the product planning and development, engineering, and marketing efforts of LSI Logic's Storage Components Division, including managing day-to-day operations, meeting revenue and earnings targets, as well as building and maintaining an infrastructure focused on long-term business strategy and strategic direction.

Mr. D'Errico began his career at LSI Logic in 1984, and has held various senior management and executive positions at its manufacturing facilities in the United States and Japan. He also served as Vice President and General Manager of LSI Logic's Pan Asia Marketing and Sales group. Prior to LSI Logic, Mr. D'Errico held management positions in product development and manufacturing at National Semiconductor, Fairchild, Solitron, and Hughes Research Labs.

"As SBE continues to expand its portfolio and reach within the IP storage market, we're eager to leverage John's impressive breadth of experience and insight of the storage and communications industries," said Ronald J. Ritchie, Chairman of the Board for SBE.

Mr. D'Errico is currently a board member of Therma Wave Corporation, a publicly-held company which develops and markets optical and X-ray instruments used in the semiconductor industry. He serves as chairman of the nominating and corporate governance committees and as a member of the audit committee for Therma Wave. Mr. D'Errico also served on the Colorado Governor's Commission on Science and Technology from 1998 to 2003. Mr. D'Errico holds a Bachelor's degree in Electrical Engineering from Hofstra University.

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ABOUT SBE
SBE designs and provides IP-based storage networking solutions for an extensive range of business critical applications. SBE delivers a portfolio of scalable, standards-based hardware and software products designed to enable optimal performance and rapid deployment across a wide spectrum of next generation storage systems. Based in San Ramon, California, SBE is a publicly traded company (NASDAQ: SBEI) with products sold worldwide through direct sales, OEMs and system integration partners. More information is available at www.sbei.com.

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This news release contains certain forward-looking statements that involve risks and uncertainties, including statements about new product features, market opportunity for new products, and the demand for services that may be offered by SBE's customers. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to risks related to rapidly changing product requirements, the introduction of new products, market acceptance of the Company's products, and reliance on strategic partners. These factors and others are more fully discussed in the documents SBE files with the Securities and Exchange Commission, including SBE's Annual Report on Form 10-K.

SBE and the SBE logo are registered trademarks of SBE, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.